Exhibit 99.1

Jabil Posts Second Quarter Results

Reiterates Positive Outlook

St. Petersburg, FL – March 15, 2018. Today Jabil Inc. (NYSE: JBL), reported preliminary, unaudited financial results for its second quarter of fiscal year 2018, including second quarter net revenue of $5.3 billion. For the second quarter of fiscal year 2018, U.S. GAAP (as defined below) operating income was $129.5 million and U.S. GAAP diluted earnings per share was $0.21.

Second Quarter of Fiscal Year 2018 Highlights:

•	Diversified Manufacturing Services (DMS) revenue growth: 38 percent

•	Electronics Manufacturing Services (EMS) revenue growth: 7 percent

•	Core operating income (Non-GAAP): $178.6 million

•	Core diluted earnings per share (Non-GAAP): $0.66

“I’m pleased with the results of our second quarter, which was characterized by strong revenue growth, core operating income expansion and healthy cash flow generation,” said CEO Mark Mondello. “Additionally, we invested in several key new programs, returned approximately $150 million to shareholders via our capital return program and successfully renewed 10-year senior notes at a more favorable rate. These activities, both operational and strategic, position us well as we remain focused on diversifying our earnings and cash flows,” he added.

Third Quarter of Fiscal Year 2018 Guidance:

• Net revenue	$4.75 billion to $5.05 billion
• U.S. GAAP operating income	$85 million to $135 million
• U.S. GAAP diluted earnings per share	$0.12 to $0.38 per diluted share
• Core operating income (Non-GAAP)	$125 million to $165 million
• Core diluted earnings per share (Non-GAAP)	$0.35 to $0.55 per diluted share
• Diversified Manufacturing Services	Increase revenue 10 percent year-on-year
• Electronics Manufacturing Services	Increase revenue 8 percent year-on-year
• Total company	Increase revenue 9 percent year-on-year

“Looking ahead to the second half of fiscal 2018, we expect the broad-based growth across both of our segments to continue as we approach $21 billion in revenue for the year. At the same time, we remain committed to delivering $1 billion in operating cash flows and core earnings per share of approximately $2.60 for the year,” added Mondello.

(U.S. GAAP diluted earnings per share for the third quarter of fiscal year 2018 are currently estimated to include $0.06 per share for amortization of intangibles, $0.08 per share for stock-based compensation expense and related charges and $0.09 to $0.03 per share for restructuring and related charges.)

(Definitions: “U.S. GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as U.S. GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges and business interruption and impairment charges, net. Jabil defines core earnings as U.S. GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, business interruption and impairment charges, net, impairment on securities, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under U.S. GAAP. Jabil reports core operating income, core earnings and core diluted and basic earnings per share to provide investors an additional method for assessing operating income, earnings and diluted earnings per share from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its U.S. GAAP operating income, its calculation of core earnings and core diluted earnings per share to its U.S. GAAP net income and U.S. GAAP earnings per share and additional information in the supplemental information.)

Forward Looking Statements: This news release contains forward-looking statements, including those regarding our anticipated financial results for our second quarter of fiscal year 2018; our guidance for future financial performance in our third quarter of fiscal year 2018 (including, net revenue, total company and segment revenue, U.S. GAAP operating income, U.S. GAAP diluted earnings per share, core operating income (Non-GAAP), and core diluted earnings per share (Non-GAAP) results and the components thereof, in each case for our third quarter of fiscal year 2018) and full year 2018 (net revenue, operating cash flows and core earnings per share (Non-GAAP)). The statements in this press release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. Such factors include, but are not limited to: our determination as we finalize our financial results for our second quarter of fiscal year 2018 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; unexpected, adverse seasonal impacts on demand; performance in the markets in which we operate; changes in macroeconomic conditions; the occurrence of, success and expected financial results from, product ramps; our ability to maintain and improve costs, quality and delivery for our customers; whether our restructuring activities and the realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; reliance on a limited number of suppliers for critical components; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; and adverse changes in political conditions, in the U.S. and internationally, including, among others, adverse changes in tax laws and rates and our ability to estimate and manage their impact. Additional factors that could cause such differences can be found in our Annual Report on Form 10-K for the fiscal year ended August 31, 2017 and our other filings with the Securities and Exchange Commission. We assume no obligation to update these forward-looking statements.

Supplemental Information Regarding Non-GAAP Financial Measures: Jabil provides supplemental, non-GAAP financial measures in this release to facilitate evaluation of Jabil’s core operating performance. These non-GAAP measures exclude certain amounts that are included in the most directly comparable U.S. GAAP measures, do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes these “core” financial measures are useful measures that facilitate evaluation of the past and future performance of Jabil’s ongoing operations on a comparable basis.

Jabil reports core operating income, core earnings and core diluted and basic earnings per share to provide investors an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Among other uses, management uses non-GAAP financial measures to make operating decisions, assess business performance and as a factor in determining certain employee performance when determining incentive compensation. The Company determines the tax effect of the items excluded from core earnings and core basic and diluted earnings per share based upon evaluation of the statutory tax treatment and the applicable tax rate of the jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain jurisdictions where the Company does not expect to realize a tax benefit (due to existing tax incentives or a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets), a reduced or 0% tax rate is applied. Detailed definitions of certain of the core financial measures are included above under “Definitions” and a reconciliation of the disclosed core financial measures to the most directly comparable U.S. GAAP financial measures is included in the Supplemental Data at the end of this release.

Company Conference Call Information: Jabil will hold a conference call to discuss its second quarter results today at 4:30 p.m. ET live on the Internet at www.jabil.com. The call will be recorded and archived on the web at www.jabil.com. A taped replay of the conference call will also be available through midnight ET on March 22, 2018. To access the replay, call (855) 859-2056 from within the United States, or (404) 537-3406 outside the United States. The pass code is: 7399186. An archived webcast of the conference call will be available at https://investors.jabil.com/.

About Jabil: Jabil (NYSE: JBL) is a product solutions company providing comprehensive design, manufacturing, supply chain and product management services. Operating from over 100 facilities in 29 countries, Jabil delivers innovative, integrated and tailored solutions to customers across a broad range of industries. For more information, visit jabil.com.

Company Contacts:

Beth Walters

Senior Vice President, Investor Relations & Communications

(727) 803-3511

beth_walters@jabil.com

Adam Berry

Senior Director, Investor Relations

(727) 803-5772

adam_berry@jabil.com

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	February 28, 2018 (unaudited)	August 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$940,796	$1,189,919
Accounts receivable, net	1,549,899	1,397,424
Inventories, net	3,387,995	2,942,083
Prepaid expenses and other current assets	1,157,485	1,097,257

Total current assets	7,036,175	6,626,683
Property, plant and equipment, net	3,141,952	3,228,678
Goodwill and intangible assets, net	927,599	892,780
Deferred income taxes	216,281	205,722
Other assets	166,250	142,132

Total assets	$11,488,257	$11,095,995

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and capital lease obligations	$27,158	$445,498
Accounts payable	4,642,860	4,257,623
Accrued expenses	2,095,042	2,167,472

Total current liabilities	6,765,060	6,870,593
Notes payable, long-term debt and capital lease obligations, less current installments	2,181,478	1,632,592
Other liabilities	73,197	74,237
Income tax liabilities	136,310	100,902
Deferred income taxes	37,866	49,327

Total liabilities	9,193,911	8,727,651

Commitments and contingencies
Equity:
Jabil Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	257	253
Additional paid-in capital	2,176,764	2,104,203
Retained earnings	1,802,372	1,730,893
Accumulated other comprehensive income	86,608	54,620
Treasury stock, at cost	(1,783,906)	(1,536,455)

Total Jabil Inc. stockholders’ equity	2,282,095	2,353,514
Noncontrolling interests	12,251	14,830

Total equity	2,294,346	2,368,344

Total liabilities and equity	$11,488,257	$11,095,995

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Six months ended
	February 28, 2018	February 28, 2017	February 28, 2018	February 28, 2017
Net revenue	$5,301,101	$4,445,637	$10,886,633	$9,550,535
Cost of revenue	4,903,968	4,083,733	10,020,215	8,757,125

Gross profit	397,133	361,904	866,418	793,410
Operating expenses:
Selling, general and administrative	243,940	217,943	536,995	431,995
Research and development	8,344	7,085	17,453	14,708
Amortization of intangibles	9,890	8,766	19,869	17,088
Restructuring and related charges	5,427	44,927	16,815	80,829

Operating income	129,532	83,183	275,286	248,790
Interest and other, net	43,270	34,882	81,585	69,951

Income before income tax	86,262	48,301	193,701	178,839
Income tax expense	48,734	28,177	92,254	72,014

Net income	37,528	20,124	101,447	106,825
Net income (loss) attributable to noncontrolling interests, net of tax	220	(541)	344	(1,867)

Net income attributable to Jabil Inc.	$37,308	$20,665	$101,103	$108,692

Earnings per share attributable to the stockholders of Jabil Inc.:
Basic	$0.21	$0.11	$0.58	$0.59

Diluted	$0.21	$0.11	$0.57	$0.58

Weighted average shares outstanding:
Basic	174,635	182,632	175,792	183,970

Diluted	176,953	185,010	178,578	186,463

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six months ended
	February 28, 2018	February 28, 2017
Cash flows from operating activities:
Net income	$101,447	$106,825
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	382,322	380,317
Restructuring and related charges	9,263	46,775
Recognition of stock-based compensation expense and related charges	59,938	15,027
Deferred income taxes	(24,535)	(31,680)
Provision for allowance for doubtful accounts	17,271	4,705
Other, net	(792)	4,978
Change in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	(131,947)	(77,649)
Inventories	(418,307)	(19,521)
Prepaid expenses and other current assets	(46,549)	145,527
Other assets	(19,272)	(41,971)
Accounts payable, accrued expenses and other liabilities	369,346	(187,130)

Net cash provided by operating activities	298,185	346,203

Cash flows from investing activities:
Acquisition of property, plant and equipment	(544,401)	(320,674)
Proceeds and advances from sale of property, plant and equipment	236,316	18,963
Cash paid for business and intangible asset acquisitions, net of cash	(95,858)	(5,256)
Other, net	(2,360)	(1,360)

Net cash used in investing activities	(406,303)	(308,327)

Cash flows from financing activities:
Borrowings under debt agreements	4,690,570	3,453,390
Payments toward debt agreements	(4,555,233)	(3,471,329)
Payments to acquire treasury stock	(225,108)	(151,488)
Dividends paid to stockholders	(30,431)	(30,940)
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	12,838	11,250
Treasury stock minimum tax withholding related to vesting of restricted stock	(22,343)	(10,796)
Other, net	(11,237)	(1,499)

Net cash used in financing activities	(140,944)	(201,412)

Effect of exchange rate changes on cash and cash equivalents	(61)	6,575

Net decrease in cash and cash equivalents	(249,123)	(156,961)
Cash and cash equivalents at beginning of period	1,189,919	912,059

Cash and cash equivalents at end of period	$940,796	$755,098

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Six months ended
	February 28, 2018	February 28, 2017	February 28, 2018	February 28, 2017
Operating income (U.S. GAAP)	$129,532	$83,183	$275,286	$248,790

Amortization of intangibles	9,890	8,766	19,869	17,088
Distressed customer charge	14,706	—	14,706	—
Stock-based compensation expense and related charges	15,039	15,318	67,784	15,027
Restructuring and related charges	5,427	44,927	16,815	80,829
Business interruption and impairment charges, net	4,002	—	11,356	—

Adjustments to operating income	49,064	69,011	130,530	112,944

Core operating income (Non-GAAP)	$178,596	$152,194	$405,816	$361,734

Net income attributable to Jabil Inc. (U.S. GAAP)	$37,308	$20,665	$101,103	$108,692
Adjustments to operating income	49,064	69,011	130,530	112,944
Adjustments for taxes(1)	29,771	(899)	29,054	(3,224)

Core earnings (Non-GAAP)	$116,143	$88,777	$260,687	$218,412

Earnings per share (U.S. GAAP):
Basic	$0.21	$0.11	$0.58	$0.59

Diluted	$0.21	$0.11	$0.57	$0.58

Core earnings per share (Non-GAAP):
Basic	$0.67	$0.49	$1.48	$1.19

Diluted	$0.66	$0.48	$1.46	$1.17

Weighted average shares outstanding used in the calculations of earnings per share (U.S. GAAP and Non-GAAP):
Basic	174,635	182,632	175,792	183,970

Diluted	176,953	185,010	178,578	186,463

(1)	Includes a $30.9 million provisional estimate to account for the effects of the Tax Cuts and Jobs Act for the three months and six months ended February 28, 2018.